Exhibit 99.1

REFCO GROUP LTD., LLC
RECEIVES WELLS NOTICE FROM SEC

NEW YORK, May 16, 2005 - Refco Group Ltd., LLC announced today that its subsidiary, Refco Securities, LLC, has received a “Wells Notice” from the Securities and Exchange Commission (the “SEC”) arising out of the SEC’s previously announced investigation of Refco Securities that commenced in 2001 relating to short sales of stock of Sedona Corporation, as well as other transactions.

Under the SEC procedures, Refco Securities has the opportunity to make a submission to the staff outlining why it believes any proposed enforcement action should not be brought. Refco Securities is currently engaged in discussions with the staff regarding the Wells Notice and the possible resolution of this matter, and continues to cooperate fully with the SEC in respect of its investigation.

About Refco Group Ltd., LLC

Refco Group Ltd., LLC is an independent provider of execution and clearing services for exchange-traded derivatives and a major provider of prime brokerage services in the fixed income and foreign exchange markets.  For more information about Refco please visit www.refco.com.

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